PRICING SUPPLEMENT NO. 6                                  Rule 424(b)(3)
DATED: August 20, 1997                                  File No. 333-31277
(To Propectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $10,000,000  Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date: 8/25/97   Fixed Rate Notes [_]      Certificated Notes [_]

Maturity Date: 8/25/98

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                              Optional        Optional
                         Redemption           Repayment       Repayment
Redeemable On            Price(s)             Date(s)         Price(s)
-------------            -----------          ---------       ---------

N/A                      N/A                  N/A             N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Daily

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[_]         LIBOR Telerate

[x]         Prime Rate

[_]         CMT Rate

Initial Interest Rate: ***                   Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): -2.84%

-------------------------------

*        Daily on each Business Day.

**       11/25/97, 2/25/98, 05/25/98 and 8/25/98.

***      The Prime Rate as of August 25, 1997, minus 284 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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